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                                                                    EXHIBIT 10.8



                                    AGREEMENT

                             UNITED REFINING COMPANY

                                       AND

                      GENERAL TEAMSTERS LOCAL UNION NO. 397


                        Affiliated with the International
                            Brotherhood of Teamsters










Effective Date:   August 1, 1995
Termination Date: July 31, 2000

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                                      INDEX

                                                     PAGE
                                                     ----
ARTICLE I         EMPLOYMENT

      Section 1.  Union Security                      ..4
      Section 2.  Representation                      ..5
      Section 3.  Responsibility of Employees         ..5
      Section 4.  Transfers                           ..6
      Section 5.  New Hires                           ..6

ARTICLE II        CHECK OFF                           ..7

ARTICLE III       WAGES                               ..7

      Section 1.  Drivers                             ..7
      Section 2.  Workweek                            ..7
      Section 3.  Weekly Payment                      ..8
      Section 4.  Deductions                          ..8
      Section 5.  Pay for Holiday and
                       Emergency Delivery             ..8
      Section 6.  Bereavement                         ..9
      Section 7.  Holidays                            .10
      Section 8.  Insurance                           .11
      Section 9.  Christmas Bonus                     .12
      Section 10. Jury Duty                           .12
      Section 11. Military Leave                      .12
      Section 12. Employee Discount                   .13

ARTICLE IV        VACATIONS                           .13

ARTICLE V         WORKING CONDITIONS                  .14

ARTICLE VI        SENIORITY                           .16

ARTICLE VII       UNIFORMS                            .18

ARTICLE VIII      GENERAL DUTIES OF THE
                       COMPANY AND EMPLOYEES          .18

ARTICLE IX        PICKET LINES                        .22

ARTICLE X         DISPUTES AND CONCILIATION           .23

ARTICLE XI        PENSION                             .25

ARTICLE XII       DURATION AND TERMINATION            .27
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                                                                               3


                                   AGREEMENT


Made and entered into between:

                             UNITED REFINING COMPANY

                    hereinafter referred to as the "Company"

                                       AND

                      GENERAL TEAMSTERS LOCAL UNION NO. 397

Affiliated with the International Brotherhood of Teamsters, hereinafter referred to as the "Union".


WITNESSETH THAT:

      WHEREAS, the parties hereto are desirous of entering upon an agreement as to wage rates and conditions of employment and to do away with the possibility of strikes, boycotts., lockouts and the like.

      NOW THEREFORE, the said Company and the said Union acting by their duly authorized representatives in conference, and after due consideration and study of the matter hereinafter treated, and upon approval of said Company and Union, hereby agree as contained herein.

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                                    ARTICLE I

                                   EMPLOYMENT

Section 1.  Union Security

      It shall be a condition of employment that all transport employees of the Company covered by this Agreement who are members of the Union in good standing on the effective date of this Agreement shall remain members in good standing and those transport employees who are not members on the effective date of this Agreement shall, on the thirty-first (31st) day following the effective date of this Agreement, become and remain members in good standing in the Union. It shall also be a condition of employment that all employees covered by this Agreement and hired on or after its effective date shall, on the thirty-first
(31st) day following the beginning of such employment, become and remain members in good standing in the Union. Where the effective date is made retroactive, the execution date shall be substituted for the effective date.

      It is further agreed that any new employee, whether a Union member at the time of hiring or not, will be on probation for sixty (60) days after date of hiring, and subject during such probationary period to discharge without benefit of the grievance procedure.

      The failure of any person to become a member of the Union at the required time shall obligate the Company, upon written notice from the Union, to such effect and to the
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further effect that the Union membership was available to such person on the same terms and conditions generally available to other members, to forthwith discharge such person. Further, the failure of any person to maintain his Union membership in good standing as required herein shall, upon written notice to the Company by the Union to such effect, obligate the Company to discharge such person.

Section 2. Representation

      The Company recognizes the Union as the sole bargaining agent for its transport employees in negotiations between the Company and the Union on matters of wages, hours and working conditions. The Union states and represents that the employees covered by this Agreement constitute a unit appropriate for collective bargaining under the laws of the United States of America and of the Commonwealth of Pennsylvania and it is a condition of staying effect of this Agreement between the parties hereto that such statements and representations shall continue to be true.

Section 3. Responsibility of Employees

      The Union agrees with the Company that it will not tolerate dishonesty or intoxication among the employees. In the event of merchandise being lost, stolen or broken, and in the event of injury to equipment, the driver shall be held responsible in the event such are due to his negligence or failure to care for equipment. The driver shall also be held responsible for running tanks over, errors in delivery, failures to call attention of the appropriate Company

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employee to the need for repairs and for misuse of equipment and lack of care in handling. A violation of this clause, shall upon proof, be sufficient cause for reprimand, layoff or dismissal.

Section 4. Transfers

      When an employee is permanently transferred by the Company from one class of work to another kind of work, the rate of pay for the new kind of work shall prevail, except that when an employee is required, for the convenience of the Company to transfer temporarily from his regular job to another job where his earnings will be impaired, he shall receive his past average hourly earnings.

Section 5. New Hires

      When new employees are hired, the Company agrees at the time of hiring to inform such employees that they will be required to join the Union after thirty-one (31) days and such employees shall not be hired in case they say that they do not desire to join the Union. The Company will also request the employees to sign an application for membership dated the date of hiring and marked effective thirty-one (31) days later, which card so furnished to the Union by the Company before the expiration of such thirty-one (31) days for each such respective employee so hired.
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                                   ARTICLE II

                                    CHECK OFF

      The Company agrees to deduct and collect on behalf of the Union the dues charged by the Union to its members from the first pay received by each employee covered by this Agreement after the date on which he becomes a Union member, and to forward the sane forthwith to the Union.

                                   ARTICLE III

                                      WAGES

Section 1. Drivers

Effective August 1, 1995 $12.88 per hour (25 cent increase)
Effective August 1, 1996 $13.20 per hour (32 cent increase)
Effective August 1, 1997 $13.60 per hour (40 cent increase)
Effective August 1, 1998 $14.08 per hour (48 cent increase)
Effective August 1, 1999 $14.64 per hour (56 cent increase)

      The starting pay scale for new drivers shall be:

      Starting Rate - 85% of regular rate
      After Six Months - 90% of regular rate
      After Twelve Months - 100% of regular rate

Section 2. Workweek

      The guaranteed workweek of the employee shall be forty (40) hours. Employees scheduled to work four 10-hour days shall be paid at time and one half the regular hourly rate in excess of 11 hours in one day or 40 hours in one week, but not both. Employees scheduled to work five 8-hour days shall be paid at time and one half the regular rate in excess of 8 hours in one day or 40 hours in one week, but

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not both. In work weeks where there is a paid holiday, the 8 or 10 hours paid for the holiday not worked shall be counted as time worked for purpose of computing overtime.

      In addition to the above, transport drivers may be scheduled to work an irregular week. Transport drivers working an irregular workweek will work any 4 or 5 scheduled work days in the seven-day period. (Monday 12:01 AM through Sunday 12:00 PM). Transport drivers scheduled to work an irregular workweek will be entitled to two (2) or three (3) days off, whichever is applicable, in each seven-day period. All jobs will be bid by seniority.

Section 3. Weekly Payment

      All drivers shall be paid by the Company once a week.

Section 4. Deductions

      Deductions from an employee's paycheck will be accompanied by a listing or explanation thereof.

Section 5. Pay for Holiday and Emergency Delivery

      The parties hereto agree that in case of work on the following holidays, New Year's Day, Good Friday, one-half day the day before Christmas, Decoration Day, Fourth of July, Labor Day, Thanksgiving Day and Christmas Day, such work will be paid for at time and one-half (1-1/2) for a minimum payment for four (4) hours work.

      It is understood and agreed that in the event an employee is called to make an emergency delivery, such employee will be paid a minimum of four (4) hours pay at time and one-half (1-1/2).

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      It is further agreed that the Company shall have the right to require that such emergency deliveries be made. Call out shall be by seniority order. If no employees accept the emergency deliveries, then the Company shall require employees to accept the deliveries from the bottom up on the seniority list.

Section 6. Bereavement

      In the event of the death of a spouse or child of any employee who has been in the employment of the Company for at least thirty (30) days, such employee will, upon request to his foreman, be granted the necessary time off but not to exceed five (5) consecutive calendar days. In the case of a death in the immediate family of an employee, other than spouse or child, such employee will, upon request to his foreman, be granted the necessary time off but not to exceed three (3) consecutive calendar days. For the purpose of the foregoing, it is understood that the immediate family will consist of legal mother, foster mother, legal father, foster father, or legal guardian, brother, sister, mother-in-law, or father-in-law.

      In the case of the death of an employee's grandmother, grandfather, or grandchildren, such employee, upon request to his foreman, will be granted one
(1) day off to attend the funeral.

      The employee will receive for each such day lost from work his base rate of pay times eight (8) hours or ten (10) hours, if applicable.

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Section 7. Holidays

      There will be paid holidays on New Year's Day, Good Friday, Decoration Day, Fourth of July, Labor Day, Thanksgiving Day, Christmas Day, and one-half day the day before Christmas. There will also be two (2) paid holidays mutually agreed upon between the Company and the employee for those employees with one
(1) year or more of continuous service. The employee's birthday shall be a paid holiday for those employees who have one (1) year or more of continuous service. Said holidays will be paid at the regular hourly rate for eight (8) or ten (10) hours whichever is applicable even though such holidays are not worked upon the following conditions:

      (a) Such payments for paid holidays will be in effect sixty (60) days after date of hiring for employees who have worked for the Company during the previous year's season, and sixty (60) days after date of hiring for new employees.

      (b) Such employee shall have worked both the scheduled full work day immediately preceding and immediately following such holiday unless off due to illness which the Employer reserves the right to have the employee verify with a doctor's excuse, or if the employee is on Workers' Compensation. Employees shall be eligible for Holiday pay when off from work sick or injured for up to ninety (90) days. Employees on Workers'

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      Compensation shall be eligible for holiday pay for up to six (6) calendar months from the date of injury.

Section 8. Insurance

      Members of Local Union No. 397 covered by this Agreement after 30 days of employment will be covered by the United Refining Company Flexible Benefit Program to include medical, dental, life, dependent life, AD&D, eye care and voluntary AD&D. After one year of employment, employees are eligible for the 401(k) Incentive Savings Plan. Medical and dental coverage will be provided to retirees from age 57 to 65. Employee's spouses are eligible for medical and dental benefits until age 65 if the retiree is still living. The Company's insurance become secondary to Medicare at age 65 and dental coverage stops at age 65. Should an employee be off work because of an illness or injury on or off the job, the insurance will continue for up to 12 months.

      If an employee is absent because of illness or off the job injury and notifies United Refining Company of such absence, that employee will be covered under the Sick Pay Plan for a maximum of six (6) months as follows:

      For the first three (3) days of absence, there is no pay due. Starting with the fourth through seventh day, the employee will receive $5.00 per day. At the start of the 8th day, the employee will be paid based upon the below schedule.

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      Years of Service
      ----------------
            1-5         70% of Base Pay
            6-9         80% of Base Pay
            10-19       90% of Base Pay
            20 & Up     100% of Base Pay

Section 9. Christmas Bonus

      A Christmas bonus equal to five (5) percent of the wages paid to each employee during the first eleven (11) months of each calendar year shall be paid to each employee who is a bona fide full-time employee on the Company's payroll as of December 1 of that year. Said bonus is to be paid within a reasonable time after December 1 of that year.

Section 10. Jury Duty

      An employee who is called for jury service, either local or federal, will be excused as a trial (petit) juror from work for the days on which he serves as a juryman and he shall receive for each such day of jury service on which he would otherwise have worked eight (8) or ten (10) hours, whichever is applicable, times his base hourly rate of pay and the payment he receives for jury service.

Section 11. Military Leave

      In cases where employees are in any of the Reserves of the Armed Forces of the United States and require short leaves of absence in excess of thirty (30) days for training periods, the parties hereto will consider the matter together and work out something mutually satisfactory, taking into account relevant factors including availability

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of sufficient men, seniority of the individual concerned and of the other employees, and the necessity of maintaining the output of the Company.

Section 12. Employee Discount Kwik Fill credit cards and the 10% discounts are available to qualified employees and retirees.

                                   ARTICLE IV

                                    VACATIONS

Section 1.

      Any employee with one (1) year of service covered by this Agreement shall receive two (2) weeks and one (1) day (90 hours) vacation with pay; any employee with six (6) years of service shall receive three (3) weeks and one (1) day (130 hours) vacation with pay; any employee with ten (10) years of service shall receive four (4) weeks and one (1) day (170 hours) vacation with pay; any employee with fifteen (15) years of service shall receive four (4) weeks and three (3) days (190 hours) vacation with pay and any employee with twenty (20) years of service shall receive five (5) weeks and one (1) day (210 hours) vacation with pay.

Section 2.

      If an employee is laid off or voluntarily quits, the employee shall receive, at the time of layoff or quit, prorated vacation pay calculated on the basis of one-twelfth (1/12) of the amount of vacation he would have been entitled to if he had remained at work and taken a vacation during

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the vacation period (January 1st through December 31st) next following his date of layoff or quitting, for each month in which he has worked since his last anniversary date; provided, nevertheless, that to be entitled to prorated vacation pay on a voluntary quit, the employee must have given the Company at least two (2) calendar weeks notice prior to the time of termination of employment. If an employee is discharged for cause, all vacation pay shall be forfeited. This shall not apply for fully earned vacation not taken.

      After an initial absence from work of 60 calendar days for any reason other than an injury compensable by Workmen's Compensation during the twelve
(12) month period starting with January 1 of any year and extending through December 31 of that year, an employees vacation time for the next ensuing year will be reduced by 1/12th, calculated to the nearest full day, for each thirty
(30) calendar days of absence after the initial absence period of sixty (60) calendar days. This section will not apply to employees having twenty (20) or more years of service.

                                    ARTICLE V

                               WORKING CONDITIONS

Section 1.

      The previous practice of the Company with respect to sick leave, not involving need for leave of absence, shall be continued to the extent and in the manner heretofore

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practiced without diminution on account of the making of this Contract.

Section 2.

      Employees shall be entitled to a leave of absence, if possible or practical, for a non-occupational disability, substantiated by a doctor selected by the Company. The leave of absence shall be in writing, without pay, for a period not to exceed two (2) years or the length of the employee's service, whichever is the lesser. A written notice thereof shall be forwarded to the Union, and the disability shall be verified by a doctor selected by the Company.

      Employees shall be entitled to a leave of absence for an occupation-connected disability, substantiated by a doctor selected by the Company. The leave of absence shall be in writing, without pay, for a period of not to exceed two (2) years, or thirty (30) days after the last payment of statutory compensation.

      In either of the above provisions, at the expiration of the leave of absence, the employee shall be reinstated to his former classification, if he is physically able to perform the duties required, with full seniority accrued.

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                                   ARTICLE VI

                                    SENIORITY

      Straight seniority shall prevail in all cases concerning the layoff of all employees. Recall shall be in reverse order. If an employee quits or is discharged, he loses all seniority rights. Seniority shall end in all cases after the employee obtains a permanent job. An employee requiring a leave of absence for reasons other than disability shall make such request in writing to the Management and receive written permission from the Company in order not to lose any seniority that exists at the date of the leave of absence. Also, no leave of absence shall be granted for a period greater than thirty (30) days in any one (1) year unless the Company consents. An employee requesting a leave of absence must show good cause therefore. All questions of correct action under the seniority clause shall be subject to the grievance procedure.

                                   BID ON JOBS

      All job vacancies will be posted no later than three (3) days after the vacancy occurs for a period of five (5) working days. The job will be awarded to the bidder based on seniority and capability in three days, contingent that an adequate training period is allotted.

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                                     LAYOFFS

      Layoffs by reason of reduction in force or for any reason beyond the control of the employees and followed by re-employment per the below schedule, will not be considered as an interruption of continuous employment for the purpose of computing plant and Company seniority.

Up to 1 year service                     9 months layoff
1 year through 5 years service           1 year layoff
6 years through 8 years service          2 years layoff
9 years through 11 years service         3 years layoff
Over 11 years of service                 4 years layoff

      If an employee who is on layoff fails to report his intentions to his supervisor within three (3) working days of notice of recall and fails to return to work within five (5) working days of such notice, he will be deemed to have quit and will lose all seniority rights. Notice of recall will be by certified mail, addressed to the employee at his home address, as it appears on Company records, and be deemed received as of the date of mailing. Employees will be responsible for keeping the Company advised as to their current address.

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                                   ARTICLE VII

                                    UNIFORMS

      The Company will provide and/or pay for four (4) uniforms, two (2) coveralls and gloves for regular full-time employees annually but not for part-time, temporary or seasonal employees. Employees for whom uniforms are provided or paid for shall be responsible for keeping same in a clean and neat condition. The Company shall provide suitable rain gear and replacement as determined by Management.

                                  ARTICLE VIII

                   GENERAL DUTIES OF THE COMPANY AND EMPLOYEES

Section 1.

      The Union, as well as the employee members thereof, agree at all times as fully as it be in their power, to further the interests of the said industry and of the Company.

Section 2.

      This Agreement is for the purpose of stabilizing and improving industrial relations between the Company and the Union. It is agreed that the Company and its representative and the Union and its representative will exhaust every avenue for the adjustment of complaints and will not engage in lockouts, walkouts, or strikes, or other industrial strife during the life of this Agreement. It is agreed by both parties that upon the expiration of this Agreement and

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at times when both are negotiating an agreement that both parties use their best efforts to avoid industrial strife of any nature. Sympathy strikes will not be engaged in by the Union or any of its members.

Section 3.

      No employees shall be discriminated against for reporting violations of this Agreement.

Section 4.

      The Company shall not require employees to take out on the streets or highways any vehicle not equipped with the safety appliances required by law or any vehicle not in a safe operating condition.

Section 5.

      Employees shall immediately report to the Company in writing all defects in equipment and all accidents and names of all witnesses to accidents. Employees shall report repairs at the end of each work day.

Section 6.

      If the occasion arises where a driver gives a written report on forms used by the Company of a vehicle being in an unsafe operating condition and receives no consideration from the Company, the matter shall be subject under the grievance procedure.

Section 7.

      It shall be the duty of every employee, when required by the Company, to carefully check all goods handled by such employee so that he knows the delivery bills correspond with

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the goods so handled and any overages and shortages shall be promptly reported to the Company.

Section 8.

      Violations on the part of the employees of the rules and regulations of the Company or violations of the rules and regulations provided by municipal, state or federal law or authority as related to motor transportation, or to general conduct or unnecessary delay in the transportation of freight or any employee's dishonesty, carelessness or incompetency shall be considered cause of disciplinary action on the part of the Company and shall subject the employee to temporary or permanent dismissal from employment.

Section 9.

      The Company recognizes the right of the Union to designate job stewards and alternates. The authority of job stewards and alternates so designed by the Union shall be limited to and shall not exceed the following duties and activities:

      1. The investigation and presentation of grievances in accordance with the provisions of the Collective Bargaining Agreement;

      2. The transmission of such messages and information which shall originate with, and are authorized by the local Union or its officers, provided such messages and information

            a. have been reduced to writing, or

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            b. if not reduced to writing, are of a routine nature and do not involve work stoppages, slowdowns, refusal to handle goods, or any other interference with the Company's business.

      Job stewards and alternates have no authority to take strike action, or any other action interrupting the Company's business, except as authorized by official action of the Union. The Company recognizes these limitations upon the authority of job stewards and their alternates, and shall not hold the Union liable for any unauthorized acts. The Company in so recognizing such limitations shall have the authority to impose proper discipline, including discharge, in the event the job steward has taken unauthorized strike action, slowdown, or work stoppage in violation of this Agreement.

Section 10.

      The Company and the Union agree that pursuant to Executive Order 11246 (30 FR 12319, September 28, 1965) and CFR, Chapter 60, they will not discriminate against any employee or applicant because of race, color, religion, age, physical or mental handicap, national origin or sex, except in those instances where it can be proven that sex, or the absence of a physical or mental handicap is a bona fide occupational qualification necessary to the operation of the business. The use of the masculine gender in any provisions of this Agreement will not be deemed to indicate any distinction based on sex. Such use of a masculine gender

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will be deemed to include the feminine gender wherever it is found.

Section 11.

      The Company and the Union agree that there will be no discrimination by the Company or the Union against any employee because of his or her membership in the Union or because of any employee's lawful activity and/or support of the Union.

                                   ARTICLE IX

                                  PICKET LINES

      The Company will not request employees to drive vehicles through picket lines of strikes at other places of business. The Union further agrees to use its best efforts to prevent any interference with the operations of the Company's business and the places of work or the operations of the trucks operated by the Company.

      However, it shall not be a violation of this Agreement and it shall not be cause for discharge or disciplinary action in the event an employee refuses to enter into any property involved in a labor dispute or refuses to go through or work behind any lawful primary picket line, including the lawful primary picket line of Unions party to this Agreement and including lawful primary picket lines at the Company's place or places of business.

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                                    ARTICLE X

                             DISPUTES & CONCILIATION

Section 1.

      Any grievance by the Company or employees under this Agreement may become the subject of conference and negotiation between the said Company and the said Local in the manner hereinafter set forth.

Section 2.

      In the event of any grievance, complaint or dispute on the part of an employee, it shall be handled in the following manner:

First: The employee shall endeavor to settle the grievance with his supervisor. If no satisfactory settlement is reached, then,

Second: The employee shall reduce the grievance to writing and give one (1) copy to the steward and one (1) copy to his supervisor, and the steward shall attempt to adjust the matter with the supervisor. If this is unsuccessful, then,

Third: The steward shall report the matter to the Union which shall, within seventy-two (72) hours, take the matter up with the Company.

Fourth: If the Union and the Company, after reasonable efforts and good faith attempts to resolve the matter are unable to reach agreement, either party may request the services of a mediator from the Conciliation and Mediation Service of the

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            Pennsylvania Department of Labor. If the matter is not resolved after earnest efforts to do so with the Mediator, then,

Fifth: Either party may request appointment of an arbitrator by the Conciliation Service of the United States Department of Labor.

Section 3.

      In the event of arbitration, as above provided, the Arbitrator shall have the jurisdiction and authority to interpret, apply and determine compliance with the provisions set forth in this Agreement, but shall not have jurisdiction or authority to add to, detract from or alter in any way the specific provisions of this Agreement. The decision of the Arbitrator shall be final and binding upon both parties to this Agreement. All expenses incurred through the arbitration shall be borne equally by the Company and the Union.

Section 4.

      All cases of grievances by employees shall be reported to the supervisor within three (3) working days by grievant from date of incident of the occurrence giving rise to the grievance. Any grievance not so reported shall be deemed void.

Section 5.

      In the event of a grievance by the Company, it shall be processed as above provided, beginning at the "Third" step.

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Section 6.

      In view of the orderly procedure for the settlement of grievances outlined in this Agreement, the Union and the employees will not authorize, sanction or take part in any strike, work stoppage, slowdown or restriction of output or deliveries for any reason whatsoever during the term of this Agreement. The Company will not lock out the employees.

      Any warning letters shall be removed from an employee's personnel file after twenty-four (24) months from the date the letter was issued.


                                   ARTICLE XI

                                     PENSION

      The Company will contribute to the Western Pennsylvania Teamsters & Employers Pension Fund the following:

      Effective   8/1/95      $48.00 per week
                  8/1/96      $50.00 per week
                  8/1/97      $52.00 per week
                  8/1/98      $54.00 per week
                  8/1/99      $57.00 per week

      These contributions will be made for each regular, full-time (not including seasonal or part-time) employee having thirty (30) or more days of service who works one (1) or more days in any such week. Any day for which an eligible employee receives compensation under the terms of this Agreement shall be considered a day worked for this purpose.

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      If an employee is absent because of illness or off-the-job injury and notifies the Company of such absence, the Company shall continue to make the required contributions for a period of four (4) weeks. If an employee is injured on the job, the Company shall continue to pay the required contribution until such employee returns to work; however, such contribution shall not be paid for a period of more than twelve (12) months.

      401(K) Company will match up to 5% of employee's contribution at $0.50 per $1.00.

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                                  ARTICLE XII
                            DURATION AND TERMINATION

      This Agreement shall be effective as of August 1, 1995, and shall remain in effect until July 31, 2000, and from year to year after July 31, 2000, unless terminated at the option of either party on written notice to the other. Such notice will be given by Certified Mail, Return Receipt Requested, to the last known address of the other party not less than sixty (60) days prior to any such yearly anniversary date, the first of which shall be July 31, 2000. (The present address of the Union is 1344 East 11th Street, Erie, Pennsylvania, and the present address of the Company is P.O. Box 780, Warren, Pennsylvania).

      IN WITNESS WHEREOF, the undersigned Local, duly authorized by its members, and the undersigned Employer have signed this Agreement this 22 day of August, 1995, effective as of and from August 1, 1995.

UNITED REFINING COMPANY                 GENERAL TEAMSTERS LOCAL UNION
                                             NO. 397
                                        Affiliated with the Inter-
                                        national Brotherhood of
                                        Teamsters

By:                                     By
    ------------------------------         -----------------------------

Title: VP HR                            Title: V.P. Business Agent
       ---------------------------             -------------------------

                                        Steward:
                                                  ----------------------